Exhibit 99.1

PURE Bioscience Reports Fiscal 2020 Third Quarter

and Nine-Month Financial Results

Achieves Quarterly Profit for First Time in Company’s History

RANCHO CUCAMONGA, CA (June 11, 2020) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal third quarter ended April 30, 2020 and the nine-month period ended the same date.

Q3: Summary of Results of Operations

●	Revenues for the fiscal third quarter in 2020 increased 612% to $2,221,000, compared to revenues of $312,000 for the fiscal third quarter in 2019. The increase was attributable to increased sales across our distribution and end-user network servicing the food processing and transportation industry.
●	Net income for the fiscal third quarter in 2020 was $473,000, compared to a net loss of ($1.9 million) for the fiscal third quarter in 2019. Net income, excluding share-based compensation, for the fiscal third quarter in 2020 was $519,000, compared to a net loss of ($1.7 million) for the fiscal third quarter in 2019.
●	Net income per share was $0.01 for the fiscal third quarter in 2020, compared to a net loss of ($0.03) for the fiscal third quarter in 2019.
●	Gross margin was 56% for the three months ended April 30, 2020, compared to 63% for the three months ended April 30, 2019. The decrease in gross margin percentage was primarily attributable to the sale of higher margin formulations and packaging configurations of our products during the three months ended April 30, 2019.

Nine Months: Summary of Results of Operations

●	Revenues for the nine months ended April 30, 2020 increased 129% to $2,968,000, compared to revenues of $1,296,000 for the nine months ended April 30, 2019. The increase was attributable to increased sales across our distribution and end-user network servicing the food processing and transportation industry.
●	Net loss for the nine months ended April 30, 2020 was ($1.3 million), compared to ($5.7 million) for the nine months ended April 30, 2019. Net loss, excluding share-based compensation, for the nine months ended April 30, 2020 was $725,000, compared to ($3.4 million) for the nine months ended April 30, 2019.
●	Net loss per share was ($0.02) for the nine months ended April 30, 2020, compared to ($0.08) for the nine months ended April 30, 2019.
●	Gross margin was 57% for the nine months ended April 30, 2020, compared to 63% for the nine months ended April 30, 2019. The decrease in gross margin percentage was primarily attributable to the sale of higher margin formulations and packaging configurations of our products during the nine months ended April 30, 2019.

Business Update

●	PURE® Hard Surface
	○	Food Processing and Manufacturing: PURE Hard Surface is now available for use in over a thousand protein, produce, bakery, and dairy facilities across the United States. By partnering with our distributors, who employ thousands of individuals, we have continued to expand the use and application of PURE Hard Surface to meet specific customer needs. Use of PURE Hard Surface has been adopted by multiple new food processors and current customers are expanding use to all their locations.
	○	Transportation Sanitization: PURE’s Transport Sanitation Solution, designed to meet the FDA Food Safety Modernization Act (FSMA) requirements, is now being used by three of the nation’s largest food transportation companies servicing restaurant chains, food processors and grocery store chains. In partnership with the industry leader, our efficacious application is being adopted across all transit channels as a sanitation solution for equipment, driver and passenger safety.
	○	Using a newly-designed and implemented national distribution network, PURE has been able to showcase and promote adoption of PURE’s Transport Sanitation Solution across multiple channels, including prisons/jails, hospitality, education and more. This distribution team is national and will continue to provide PURE with trained sales professionals.

●	PURE Control®
	○	SmartWash® Boost: Travel delays and economic impacts related to COVID-19 have impacted final third-party validation of SmartWash® Boost. Nonetheless, SmartWash remains committed to bringing the revolutionary Boost product to market to treat pre-cut lettuce as a further intervention step to protect America’s food chain. A senior executive of Taylor Farms was recently quoted saying, “Clearly, there is a path forward for Boost to play an integral part in ensuring the safety of the United States produce supply.”
	○	While five facilities are operating using PURE Control, the planned rollout at a multinational produce processor was slowed by the events of the first calendar quarter of 2020. All plans remain in place and are expected to move forward to additional locations for berry and tomato processing. The same multinational corporation adopted PURE’s Environmental Solution for all 21 of its locations, including corporate offices for facility and employee safety.
	○	To date, work is ongoing with multiple additional processors for treatment of herbs, tomatoes, onions, broccoli, cabbage, berries, processed grapes, leafy greens and cut lettuce.

Tom Y. Lee, Chief Executive Officer, said that, “For the first time in the company’s history, PURE is profitable. During the third quarter, sales to our distribution network significantly increased due, in part, to our recently announced partnership with Packers Sanitation Services, Inc. (PSSI) and our alliances with Whiting Systems, Inc. and Marathon Group, LLC. We look forward to expanding our relationships with PSSI, Whiting and Marathon, all respective leaders in their industries with national and global reach.

“Due to increased and continued demand, we have expanded our production capacity. Our primary contract manufacturer has invested significant amounts to improve lead-times and volume, allowing us to manufacture bulk product in two Midwest locations with further expansion underway.

“With the achievement of profitability, I’m pleased to note that revenue for our fiscal fourth quarter is expected to meet or exceed our fiscal third quarter revenue.”

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release concerning the Company’s expectations (including with respect to arrangements with Marathon Group, LLC, Whiting Systems, Inc., PSSI, and Taylor Farms), plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; economic and other disruptions resulting from COVID-19; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2019 and Form 10-Q for the third fiscal quarter ended April 30, 2020. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Ph: 619-596-8600 ext: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2020	July 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,022,000	$398,000
Accounts receivable	1,607,000	373,000
Inventories, net	282,000	177,000
Restricted cash	75,000	75,000
Prepaid expenses	10,000	18,000
Total current assets	3,996,000	1,041,000
Property, plant and equipment, net	328,000	362,000
Patents, net	462,000	529,000
Total assets	$4,786,000	$1,932,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,286,000	$553,000
Accrued liabilities	205,000	185,000
Total current liabilities	1,491,000	738,000
Deferred rent	—	4,000
Total liabilities	1,491,000	742,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized, 86,890,953 shares issued and outstanding at April 30, 2020, and 76,732,334 shares issued and outstanding at July 31, 2019	869,000	768,000
Additional paid-in capital	127,222,000	123,900,000
Accumulated deficit	(124,796,000)	(123,478,000)
Total stockholders’ equity	3,295,000	1,190,000
Total liabilities and stockholders’ equity	$4,786,000	$1,932,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three months Ended
	April 30,		April 30,
	2020	2019	2020	2019
Net product sales (including related party sales of $124,000 in the three and nine months ended April 30,2020)	$2,968,000	$1,296,000	$2,221,000	$312,000
Operating costs and expenses
Cost of goods sold	1,270,000	480,000	972,000	117,000
Selling, general and administrative	2,790,000	5,334,000	690,000	1,022,000
Research and development	227,000	249,000	85,000	85,000
Total operating costs and expenses	4,287,000	6,063,000	1,747,000	1,224,000
Income (loss) from operations	(1,319,000)	(4,767,000)	474,000	(912,000)
Other income (expense)
Inducement expense	—	(960,000)	—	(960,000)
Interest expense, net	(4,000)	(5,000)	(1,000)	(1,000)
Other income (expense), net	5,000	(3,000)	—	—
Total other income (expense)	1,000	(968,000)	(1,000)	(961,000)
Net income (loss)	$(1,318,000)	$(5,735,000)	$473,000	$(1,873,000)
Net income (loss) per common share-basic	$(0.02)	$(0.08)	$0.01	$(0.03)
Net income (loss) per common share-diluted	$(0.02)	$(0.08)	$0.01	$(0.03)
Weighted average shares-basic	80,634,951	72,058,840	83,979,076	76,601,012
Weighted average shares-diluted	80,634,951	72,058,840	85,702,650	76,601,012

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Nine Months Ended April 30, 2020					Nine Months Ended April 30, 2019
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity
Balances at beginning of period	76,732,334	$768,000	$123,900,000	$(123,478,000)	$1,190,000	68,248,158	$683,000	$117,522,000	$(116,924,000)	$1,281,000
Issuance of common stock in private placements, net	9,758,619	97,000	2,733,000	—	2,830,000	3,333,964	33,000	1,464,000	—	1,497,000
Share-based compensation expense - stock options	—	—	382,000	—	382,000	—	—	1,330,000	—	1,330,000
Share-based compensation expense - restricted stock units	—	—	211,000	—	211,000	—	—	1,007,000	—	1,007,000
Issuance of common stock for vested restricted stock units	400,000	4,000	(4,000)	—	—	131,250	1,000	(1,000)	—	—
Issuance of common stock upon the exercise of warrants	—	—	—	—	—	2,399,999	24,000	816,000	—	840,000
Warrant inducement	—	—	—	—	—	—	—	960,000	—	960,000
Net loss	—	—	—	(1,318,000)	(1,318,000)	—	—	—	(5,735,000)	(5,735,000)
Balances at end of period (Unaudited)	86,890,953	$869,000	$127,222,000	$(124,796,000)	$3,295,000	74,113,371	$741,000	$123,098,000	$(122,659,000)	$1,180,000

	Three Months Ended April 30, 2020					Three Months Ended April 30, 2019
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity
Balances at beginning of period (Unaudited)	79,994,402	$800,000	$125,245,000	$(125,269,000)	$776,000	71,713,372	$717,000	$121,186,000	$(120,786,000)	$1,117,000
Issuance of common stock in private placements, net	6,896,551	69,000	1,931,000	—	2,000,000	—	—	—	—	—
Share-based compensation expense - stock options	—	—	46,000	—	46,000	—	—	83,000	—	83,000
Share-based compensation expense - restricted stock units	—	—	—	—	—	—	—	53,000	—	53,000
Issuance of common stock upon the exercise of warrants	—	—	—	—	—	2,399,999	24,000	816,000	—	840,000
Warrant inducement	—	—	—	—	—	—	—	960,000	—	960,000
Net income (loss	—	—	—	473,000	473,000	—	—	—	(1,873,000)	(1,873,000)
Balances at end of period (Unaudited)	86,890,953	$869,000	$127,222,000	$(124,796,000)	$3,295,000	74,113,371	$741,000	$123,098,000	$(122,659,000)	$1,180,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	April 30,
	2020	2019
Operating activities
Net loss	$(1,318,000)		$(5,735,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	593,000		2,337,000
Amortization of stock issued for services	4,000		31,000
Depreciation and amortization	145,000		191,000
Interest expense on promissory note	—		1,000
Inducement to exercise warrants	—		960,000
Changes in operating assets and liabilities:
Accounts receivable	(1,234,000)		141,000
Inventories	(105,000)		2,000
Prepaid expenses	4,000		(1,000)
Accounts payable and accrued liabilities	753,000		(255,000)
Deferred rent	(4,000)		(6,000)
Net cash used in operating activities	(1,162,000)		(2,334,000)
Investing activities
Investment in patents	—		(4,000)
Purchases of property, plant and equipment	(44,000)		(6,000)
Net cash used in investing activities	(44,000)		(10,000)
Financing activities
Net proceeds from the sale of common stock	2,830,000		993,000
Net proceeds from the exercise of warrants	—		840,000
Net cash provided by financing activities	2,830,000		1,833,000
Net increase and decrease in cash, cash equivalents, and restricted cash	1,624,000		(511,000)
Cash, cash equivalents, and restricted cash at beginning of period	473,000		926,000
Cash, cash equivalents, and restricted cash at end of period	$2,097,000		$415,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$2,022,000		$340,000
Restricted cash	$75,000		$75,000
Total cash, cash equivalents and restricted cash	$2,097,000		$415,000

Supplemental disclosure of non-cash financing activities
Cash paid for taxes	$2,000	$
Conversion of promissory note and accrued interest from a related party to common stock	$—		$504,000